Exhibit EX-28.g.1.c

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment (“Amendment”), dated and effective as of September 18, 2015, to the Global Custody Agreement, dated April 4, 2003 as amended (the “Agreement”), between JPMorgan Chase Bank, National Association (the “Bank”) and Nationwide Mutual Funds (“Customer”), successor in interest to Gartmore Mutual Funds, on behalf of each series set forth on the Fund List (each a “Fund”) attached hereto, is made by and between the Bank and Customer, on behalf of each Fund.

W I T N E S S E T H:

WHEREAS Bank and Customer entered into the Agreement pursuant to which the Bank provides custody and related services to each Fund as more fully described therein; and

WHEREAS, in accordance with the Agreement, Bank and Customer, on behalf of each Fund, now wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Agreement shall be amended as follows:

(a)	The Agreement is amended to incorporate the Fund List, which is attached to this Amendment and any reference to the Fund List shall mean the Fund List as attached to this Amendment, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Agreement.

(b)	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3.	Representations. Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.	Entire Agreement. This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement, then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail.

5.	Counterparts. This Amendment may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

6.	Law and Jurisdiction. This Amendment will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Anna Maria Calla Minniti
Name: Anna Maria Calla Minniti
Title: Vice President

NATIONWIDE MUTUAL FUNDS on behalf of each Fund on Fund List

By:	/s/ Lee T. Cummings
Name: Lee T. Cummings
Title: Assistant Secretary

FUND LIST

to

GLOBAL CUSTODY AGREEMENT

DATED APRIL 4, 2003

BETWEEN

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

AND NATIONWIDE MUTUAL FUNDS

Effective September 14, 2015

Fund Name

Nationwide Amundi Global High Yield Fund
Nationwide Amundi Strategic Income Fund
Nationwide Bailard Cognitive Value Fund
Nationwide Bailard Emerging Markets Equity Fund
Nationwide Bailard Technology & Science Fund
Nationwide Bailard International Equities Fund
Nationwide Bond Fund
Nationwide Bond Index Fund
Nationwide Core Plus Bond Fund
Nationwide Destination 2010 Fund
Nationwide Destination 2015 Fund
Nationwide Destination 2020 Fund
Nationwide Destination 2025 Fund
Nationwide Destination 2030 Fund
Nationwide Destination 2035 Fund
Nationwide Destination 2040 Fund
Nationwide Destination 2045 Fund
Nationwide Destination 2050 Fund
Nationwide Destination 2055 Fund
Nationwide Destination 2060 Fund
Nationwide Diverse Managers Fund
Nationwide Emerging Markets Debt Fund
Nationwide Fund
Nationwide Geneva Mid Cap Growth Fund
Nationwide Geneva Small Cap Growth Fund
Nationwide Global Equity Fund
Nationwide Government Bond Fund
Nationwide Growth Fund
Nationwide Herndon Mid Cap Value Fund
Nationwide HighMark Balanced Fund
Nationwide HighMark Bond Fund
Nationwide HighMark California Intermediate Tax Free Bond Fund
Nationwide HighMark Large Cap Core Equity Fund
Nationwide HighMark Large Cap Growth Fund
Nationwide HighMark National Intermediate Tax Free Bond Fund
Nationwide HighMark Short Term Bond Fund
Nationwide HighMark Small Cap Core Fund
Nationwide HighMark Value Fund
Nationwide High Yield Bond Fund
Nationwide Inflation-Protected Securities Fund
Nationwide International Index Fund
Nationwide Investor Destinations Aggressive Fund
Nationwide Investor Destinations Moderately Aggressive Fund
Nationwide Investor Destinations Moderate Fund
Nationwide Investor Destinations Moderately Conservative Fund

Fund Name

Nationwide Investor Destinations Conservative Fund
Nationwide Mid Cap Market Index Fund
Nationwide Money Market Fund
Nationwide Portfolio Completion Fund
Nationwide Retirement Income Fund
Nationwide S&P 500 Index Fund
Nationwide Small Cap Index Fund
Nationwide Small Company Growth Fund
Nationwide U.S. Small Cap Value Fund
Nationwide World Bond Fund
Nationwide Ziegler Equity Income Fund
Nationwide Ziegler NYSE Arca Tech 100 Income Fund
Nationwide Ziegler Wisconsin Tax Exempt Fund